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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3D (No. 333-75259) and Forms S-8 (Nos. 333-87874 and 333-91165) of our report dated February 21, 2003 on the consolidated balance sheets of DCB Financial Corp (the "Company") as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2002, which report is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                             /s/ CROWE, CHIZEK AND COMPANY LLP
                                             ---------------------------------
                                             Crowe, Chizek and Company LLP

Columbus, Ohio
March 28, 2003